BERKSHIRE INCOME REALTY ANNOUNCES YEAR END FFO OF $6,532,120

BOSTON, MASSACHUSETTS - - April 14, 2005 - - Berkshire Income Realty, Inc. (AMEX: "BIR_pa", "BIRPRA", “BIR-A” "BIR.PR.A") ("Berkshire" or the "Company") reported its results for the year ended December 31, 2004. Financial highlights for the year ended December 31, 2004 include:

-The Company's Funds From Operations (“FFO”) for the year ended December 31, 2004 were $6,532,120.

- For the year ended December 31, 2004, Berkshire reported net income, before depreciation, of $3,816,621 as compared to net income, before depreciation, of $11,539,883 for the comparable prior year ended December 31, 2003. The decrease in net income, before depreciation, was due primarily to two factors, a reduction in the income from the Company’s investment in mortgage funds and the charge to earnings related to the distribution of proceeds to the minority interest partners on the refinancing of certain mortgage debt. The reduction in equity in income of the mortgage funds is a function of the declining investment value brought about by the liquidation of 5 of the Company’s original 6 investments in those mortgage funds. Also contributing to the decrease was an increase in the charge against earnings from minority interest in properties. The bulk of this charge was related to the distribution of proceeds from the refinancing of properties made to the minority owners of those properties as the Company continued to take advantage of the historically low interest rates available on mortgage financings. As the Company did not have operations prior to the quarter ended June 30, 2003, the discussion of operations or activities prior to April 1, 2003 presented in this press release refer to the operations and activities of the Berkshire Income Realty Predecessor Group, the Company's predecessor entity for accounting purposes. As described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission, the Berkshire Income Realty Predecessor Group contributed to the Company the five properties that comprised the Company's initial operations. As of December 31, 2004, the Company owned interests in 19 multifamily apartment communities.

- Subsequent to December 31, 2004, the Company has continued to expand its portfolio. On February 15, 2005, the Company consummated the acquisition of the outstanding limited and general partner interests of BRI Westchester Limited Partnership, the fee simple owner of Westchester West Apartments, a 345 unit multifamily apartment community located in Silver Spring, Maryland, from an affiliate of the Company. On March 1, 2005, the Company consummated the acquisition of 100% of the fee simple interest of Waters on Brompton, a 362 unit multifamily apartment community located in Houston, Texas, from an unaffiliated third party. On March 30, 2005, the Company completed the acquisition of 100% of the fee simple interest of Antilles Apartment Homes, a 324 unit multifamily apartment community located in Houston, Texas, from an unaffiliated third party. The Company will operate the Antilles property under the name Berkshires at Westchase Apartments.

President and CFO, David Quade comments, “We are pleased with the 2004 operating results of Berkshire. Funds From Operations continued to be positive in 2004 and properties acquired over the past year contributed to the improved breadth and quality of our portfolio. The earnings decline related largely to the anticipated decline in income from our shrinking investments in the mortgage funds and a charge against earnings for distributions to minority property owners of refinancing proceeds, which we consider to be a non-recurring charge. ”

Funds From Operations

The Company has adopted the revised definition of FFO adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). Management considers FFO to be an appropriate measure of performance of an equity Real Estate Investment Trust (“REIT”). We calculate FFO by adjusting net income (loss) (computed in accordance with Generally Accepted Accounting Principles (“GAAP”), including non-recurring items), for gains (or losses) from sales of properties, real estate related depreciation and amortization, and adjustment for unconsolidated partnerships and ventures. Management believes that in order to facilitate a clear understanding of the historical operating results of the Company, FFO should be considered in conjunction with net income as presented in the financial statements included elsewhere herein. Management considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

The Company’s calculation of FFO may not be directly comparable to FFO reported by other REITs or similar real estate companies that have not adopted the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our financial statements. The Company did not have common shares or Operating Partnership units and shares outstanding for the year ended December 31, 2002.

The following is a reconciliation of GAAP net income (loss) to FFO for the years ended December 31, 2004, 2003 and 2002:

	December 31,
	2004	2003	2002
GAAP net income (loss)	$ (7,811,651)	$ 3,642,260	$ 37,596
Add:
Depreciation of real property	8,964,346	6,288,282	4,680,391
Minority interest in Operating Partnership	976,100	732,075	-
Minority interest in properties	2,932,572	143,518	1,520,000
Amortization of acquired in-place leases and tenant
Relationships	1,603,612	212,200	-
Equity in loss of Multifamily Venture	276,085	-	-

Less:
Funds from operations of Multifamily Venture	(1,260)	-	-
Minority interest in properties share of funds from
Operations	(174,980)	(394,672)	(334,555)
Gain on transfer of property to Multifamily Venture	(232,704)	-	-

Funds From Operations	$ 6,532,120	$10,623,663	$5,903,432

The net loss in 2004 and net income in 2003, includes certain items of a variable nature. The most significant is the Company’s equity in income of the six mortgage funds, interests in which the Company acquired in exchange for shares of its 9% Series A Cumulative Redeemable Preferred Stock (the “Mortgage Funds”), which include certain components that may be expected to vary from period to period. During the years ended December 31, 2004 and 2003, equity in the income of Mortgage Funds included the allocation of profits and the amortization of discounts associated with the Company’s ownership interests in the Mortgage Funds. During the year ended December 31, 2004, allocation of profits from the Mortgage Funds was approximately $1,300,000 as compared to approximately $3,400,000 in the year ended December 31, 2003. Additionally, during the year ended December 31, 2004 amortization of discounts associated with the Company’s interests in the Mortgage Funds was approximately $2,100,000 as compared to approximately $3,300,000 in the year ended December 31, 2003. The pace at which profits are allocated and amortization is recognized is generally tied to the level of payoffs and the remaining balance of underlying assets in the Mortgage Funds and as such, may be reduced in future periods. As a result of the substantial pay down of the underlying mortgages held by the Mortgage Funds during 2004 and 2003, the Company’s investments in the Mortgage Funds, as well as the earnings associated with those investments, has dropped between 2004 and 2003. Thus, past FFO results should not be considered indicative of future FFO results.

Additional information regarding the Company’s investments in the Mortgage Funds and the operating results of Berkshire for the years ended December 31, 2004, 2003 and 2002 can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which was filed with the Securities and Exchange Commission on March 31, 2005. The document is available on the Commission's website at www.sec.gov.

The Company

The Company is a REIT whose objective is to acquire, operate, and rehabilitate multifamily apartment communities. The Company currently owns interests in twenty-two such multifamily apartment communities, of which eight are located in the Baltimore/Washington, D.C. metropolitan area, four are located in Virginia, three are located in Houston, Texas, two are located in Dallas, Texas, one is located in Austin, Texas, two are located in the Chicago, Illinois area and two are located in the Ft. Lauderdale, Florida area.

Forward Looking Statements

With the exception of the historical information contained in this release, the matters described herein may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically, legislative/regulatory changes (including changes to laws governing the taxation of REITs, availability of capital, interest rates and interest rate spreads, changes in generally accepted accounting policies and guidelines applicable to REITs, those set forth in Part I, "Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and other risks and uncertainties as may be detailed from time to time in the Company's public announcements and Securities and Exchange Commission filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update such information.

Contact Information:

Berkshire Income Realty, Inc.
One Beacon Street, Suite 1500
Boston, Massachusetts 02108

Attention:

Phil Darby
Telephone:	1-617-574-8374
E-mail:	phil.darby@berkshire-group.com
Facsimile:	1-617-423-8919

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BERKSHIRE INCOME REALTY, INC.

(FORMERLY BERKSHIRE INCOME REALTY PREDECESSOR GROUP)

BALANCE SHEETS

	December 31,
	2004 Company Consolidated	2003 Company Consolidated

ASSETS

Multifamily apartment communities, net of accumulated depreciation of $113,953,842 and $102,609,721, respectively	$ 260,554,434	$ 145,222,916
Cash and cash equivalents	31,913,045	42,145,947
Available for sale securities, at fair value	-	18,488,414
Cash restricted for tenant security deposits	1,217,517	856,498
Replacement reserve escrow	2,157,952	318,708
Prepaid expenses and other assets	8,190,739	5,113,200
Investment in Mortgage Funds	10,167,693	24,046,908
Investment in Multifamily Venture	2,274,500	-
Acquired in place leases and tenant relationships, net of accumulated amortization of $1,722,428 and $212,200, respectively	2,152,840	1,061,004
Deferred expenses, net of accumulated amortization of $325,338 and $323,067, respectively.	2,476,779	1,621,498

Total assets	$ 321,105,499	$ 238,875,093

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Mortgage notes payable	$ 268,716,955	$ 184,471,204
Due to affiliates	1,862,822	1,318,755
Dividend and distributions payable	1,087,607	1,087,593
Accrued expenses and other liabilities	7,312,054	3,268,859
Tenant security deposits	1,468,397	971,363

Total liabilities	280,447,835	191,117,774

Commitments and Contingencies	-	-

Minority interest in properties	7,422,481	-

Minority interest in Operating Partnership	-	-

Stockholders’ equity:
Series A 9% Cumulative Redeemable Preferred Stock, no par value,
$25 stated value, 5,000,000 shares authorized, 2,978,110 shares
issued and outstanding at December 31, 2004 and 2003, respectively	70,210,830	70,210,830
Class A common stock, $.01 par value, 5,000,000 shares authorized; 0
shares issued and outstanding at December 31, 2004 and 2003, respectively	-	-
Class B common stock, $.01 par value, 5,000,000 shares authorized;
1,283,313 issued and outstanding at December 31, 2004 and 2003, respectively	12,833	12,833
Excess stock, $.01 par value, 15,000,000 shares authorized, 0 shares
issued and outstanding at December 31, 2004 and 2003, respectively	-	-
Accumulated deficit	(36,988,480)	(22,452,115)
Accumulated other comprehensive loss	-	(14,229)

Total stockholders’ equity	33,235,183	47,757,319

Total liabilities and stockholders’ equity	$ 321,105,499	$ 238,875,093

BERKSHIRE INCOME REALTY, INC.

(FORMERLY BERKSHIRE INCOME REALTY PREDECESSOR GROUP)

STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2004 Company Consolidated	2003 Company Consolidated	2002 Predecessor Combined

Revenue:
Rental	$ 37,611,830	$ 28,464,951	$ 26,347,828
Interest	832,414	128,522	375,004
Utility reimbursement	527,782	449,820	539,797
Other	1,547,636	1,197,901	1,097,127

Total revenue	40,519,662	30,241,194	28,359,756

Expenses:
Operating	10,121,750	7,240,455	6,320,218
Maintenance	2,970,566	2,387,846	2,086,346
Real estate taxes	4,616,759	2,631,511	2,213,966
General and administrative	1,671,982	1,514,389	726,357
Organizational costs	-	213,000	-
Management fees	2,733,767	2,113,869	1,788,936
Depreciation	11,628,272	7,897,623	5,877,594
Interest	11,202,364	7,880,150	6,445,891
Loss on extinguishment of debt	1,059,143	353,044	1,167,852
Participation interest	-	-	175,000
Loss on sale of securities	163,630	-	-
Amortization of acquired in-place leases and tenant relationships	1,603,612	212,200	-

Total expenses	47,771,845	32,444,087	26,802,160

Income (loss) before minority interest in properties, equity in loss of Multifamily Venture, equity in income of Mortgage Funds, minority common interest in Operating Partnership, and gain on transfer of property to Multifamily Venture	(7,252,183)	(2,202,893)	1,557,596

Minority interest in properties	(2,932,572)	(143,518)	(1,520,000)

Equity in loss of Multifamily Venture	(276,085)	-	-

Equity in income of Mortgage Funds	3,392,585	6,720,746	-

Minority common interest in Operating Partnership	(976,100)	(732,075)	-

Income (loss) before gain on transfer of property to Multifamily Venture	(8,044,355)	3,642,260	37,596

Gain on transfer of property to Multifamily Venture	232,704	-	-

Net income (loss)	$ (7,811,651)	$ 3,642,260	$ 37,596

Preferred dividend	(6,700,814)	(4,951,258)

Net loss available to common shareholders	$ (14,512,465)	$ (1,308,998)

Loss per common share, basic and diluted	$ (11.31)	$ (1.38)

Weighted average number of common shares outstanding	1,283,313	948,733